UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2012 (December 21, 2012)

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33294	20-5837959
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 21, 2012, in connection with the separation described in Item 5.02 below, Fortress Operating Entity I LP, FOE II (New) LP and Principal Holdings I LP (collectively, the “Purchasers”), each a subsidiary of Fortress Investment Group LLC (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Robert I. Kauffman, a principal, co-founder, officer and director of the Company, and Aldel LLC, an entity controlled by Mr. Kauffman (together with Mr. Kauffman, the “Sellers”).

The Purchase Agreement, among other things, provides for the sale by the Sellers, and the purchase by the Purchasers, of (i) 2,082,684 Class A Shares of the Company, (ii) 49,189,480 Class B Shares of the Company and (iii) 49,189,480 Class B Common Units of each of the Purchasers, for an aggregate purchase price of $179,452,584 (or $3.50 per share), of which $30,000,000 is payable in cash and $149,452,584 is payable in the form of promissory notes, each with a term of fourteen months.

The parties have made customary representations, warranties and covenants to each other in the Purchase Agreement. The transaction closed on December 24, 2012.

Credit Agreement Amendment

On December 21, 2012, in connection with the separation described in Item 5.02 below, FIG LLC, certain subsidiaries and affiliates of FIG LLC, the lenders party thereto and Wells Fargo Bank, National Association, entered into a Second Amendment, Consent and Waiver (the “Amendment”) to the Credit Agreement, dated as of October 7, 2010 (as amended, the “Credit Agreement”), among FIG LLC, as borrower, certain subsidiaries and affiliates of FIG LLC, as guarantors, Wells Fargo Bank, National Association, as administrative agent and L/C issuer and the other parties thereto, as lenders.

Pursuant to the Amendment, among other things, (i) the required lenders under the Credit Agreement consented to the consummation of certain specified transactions and (ii) the definition of Consolidated Fixed Charge Coverage Ratio under the Credit Agreement was amended to exclude payments pursuant to the Purchase Agreement and related notes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2012, FIG LLC, a subsidiary of the Company, entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Kauffman. Pursuant to the Separation Agreement, Mr. Kauffman agreed to resign from all positions he held with FIG LLC and its subsidiaries and their affiliates, including as a director of the Company, and to retire from his employment, each effective December 21, 2012. The Separation Agreement contains a mutual general release of any claims Mr. Kauffman may have against FIG LLC, its subsidiaries and their affiliates, and any claims FIG LLC, its subsidiaries and their affiliates may have against Kauffman, and a waiver of fees on certain investments that Mr. Kauffman has made in investment vehicles managed by affiliates of the Company. The Separation Agreement also incorporates certain provisions of Mr. Kauffman’s employment agreement with FIG LLC, dated as of August 4, 2011, including all of the covenants and ongoing obligations that survive termination of employment thereunder.

The Company has issued a press release, dated December 24, 2012, announcing Mr. Kauffman’s retirement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 24, 2012, issued by Fortress Investment Group LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

By:	/s/ David N. Brooks
David N. Brooks
General Counsel

Date: December 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 24, 2012, issued by Fortress Investment Group LLC